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                                                                    EXHIBIT 10.7



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1997 EXECUTIVE INCENTIVE PLAN (EIP)
   CATEGORY         WEIGHT                 MEASURE                           LEVEL 1                          LEVEL 2
Fermi                33%       Fermi-Plant Performance          INPO 2 and NRC 2 Ratings            INPO 3 and no NRC 3 Ratings

                                                                Model - Industry standards of       Solid - An improving trend
                                                                excellence are met in many areas.   is indicated with overall
                                                                No significant weaknesses noted.    performance generally in
                                                                                                    keeping with high standards
                                                                                                    required in nuclear power

Recodification       33%       Restructuring including          Approval of legislation which       MPSC approval of a
                               recovery of stranded costs       establishes a comprehensive         restructuring plan in
                                                                electric utility restructuring      substantial agreement with
                                                                plan in Michigan that provides      (or functionally equivalent
                                                                for recovery of a substantial       to ) the restructuring plan
                                                                portion of Deco's stranded costs    proposed by the MPSC Staff
                                                                (incl investment in Fermi 2,        on December 20, 1996.
                                                                regulatory assets and PA-2
                                                                contracts)

                                                                Note:  "Substantial shall be as determined by the Board.

Business Growth
                    16.50%     Earnings                                       $0.11                            $0.08

                    16.50%     Establishment of New Businesses  Board discretion on level achieved
                               (See descriptions on next page)
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Executive Incentive Plan (contd)


Development of New Businesses


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
- Establish a power marketing subsidiary (personnel, systems/procedures, strategy, etc.) by year end having progressed significantly towards having this subsidiary recognized as an important emerging major player in our region.

- Establish a coal marketing/trading subsidiary - both the personnel and the strategy - by year end and take important first steps toward establishing DTE as a major national player in coal marketing, trading, transportation, and services.

- Establish a natural gas marketing capability within CEB that complements our electric power marketing initiative. The organization (likely in concert with MCN) and strategy should be in place and we should be recognized by year end as an important emerging electric/gas provider in the Great Lakes region.

- Make substantial progress on the strategy for DTE's generating assets and marry this strategy with DTE's coal marketing strategy. This effort will likely involve work with specialty consulting firms as well as numberous discussions with potential partners. This strategy should also deal with market power issues that emerge from the record discussions.

- Establish Edison America as our unregulated mass market electric, gas and communications marketing subsidiary, with the business plan completed and accepted in the second quarter and by year end have the subsidiary as a major player in the unregulated Michigan market and taking the first steps in being a player in the emerging regional/national market.
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